Aaron Coleman Appointed Chief Executive Officer and Director

CARSON, Calif. - March 31, 2017 -U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, announced today the appointment of Aaron Coleman as Chief Executive Officer and Director, effective immediately. Coleman, 42, has served as President of U.S. Auto Parts since October 2016 and Chief Operating Officer since September 2010. Prior to that time, Coleman served as Executive Vice President of Operations and Chief Information Officer of U.S. Auto Parts from April 2008 until September 2010, and before that, as the Senior Vice President at Blockbuster from July 2007 to April 2008, which he joined as Vice President in March 2005.

Shane Evangelist, who served as Chief Executive Officer and a Director since 2007, submitted his resignation to the Board and strongly recommended that the Board implement its succession plan and name Coleman as Chief Executive Officer. “The U.S. Auto Parts Board unanimously concluded that Aaron is the right choice to lead U.S. Auto Parts. Aaron’s nine years of service to U.S. Auto Parts have been marked by outstanding performance, and he has demonstrated remarkable talent and sound judgment in everything he does,” said Robert J. Majteles, Chairman of the Board. “We are also grateful for Shane’s service to U.S. Auto Parts and we want to thank Shane for his strategic vision and leadership which has helped shape U.S Auto Parts as a leader in its industry. His contributions will be felt for many years to come,” said Majteles.

“I am proud to lead a great team and company with a clear focus on creating value for our customers, employees, and shareholders,” said Coleman.  “Our previously issued guidance remains on track and provides us with a strong foundation upon which to build from here.  We are excited about our long term strategic plan and believe our market opportunity will continue to grow.”

About U.S. Auto Parts
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.automd.com, as well as the Company’s corporate website at www.usautoparts.net.

Safe Harbor Statement
This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as "anticipates," "could," "expects," "intends," "plans," "potential," "believes," "predicts," "projects," "seeks," "estimates," "may," "will," "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company's expectations regarding its recent management change, its future operating results and financial condition and its potential growth and market opportunities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company's products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company's product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact
U.S. Auto Parts Network, Inc.
Neil Watanabe, Chief Financial Officer
424-702-1455 x421
nwatanabe@usautoparts.com

Investor Relations
Liolios Group, Inc.
Cody Slach or Sean Mansouri
949-574-3860
PRTS@liolios.com